UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 9, 2006

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other juris- diction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower
800 Boylston Street, 34th Floor
Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2006, at the 2006 annual meeting of stockholders of The First Marblehead Corporation (the “Corporation”), stockholders approved an amendment (the “Amendment”) to the Corporation’s executive incentive compensation plan (the “Plan”).  The Corporation’s board of directors had previously adopted the Amendment, in September 2006, subject to stockholder approval.  The Plan was originally approved by stockholders of the Corporation in November 2004.

The Plan provides for the grant of annual and long-term incentive awards to specified key employees.  Awards granted under the Plan are intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).  Section 162(m) generally disallows a federal income tax deduction to a public company for compensation over $1.0 million in any taxable year paid to its chief executive officer or its four other most highly compensated executive officers (each, a “Covered Employee”).  Qualified performance-based compensation is not subject to the deduction limit of Section 162(m) if certain requirements are met.

The Amendment enables qualified performance-based compensation pursuant to the Plan to be settled in cash or equity awards of an equivalent value, or a combination of cash and equity awards.  Any such equity awards may be granted pursuant to the Corporation’s existing equity plans or future equity plans that are approved by the Corporation’s stockholders.  Prior to the Amendment, the Plan provided for the settlement of incentive awards only in cash.

A subcommittee of the compensation committee of the Corporation’s board of directors (the “Subcommittee”) administers the Plan.  The Subcommittee, which is composed entirely of three directors who meet the criteria of “outside director” under Section 162(m), selects the individuals or classes of individuals to receive awards under the Plan, and establishes the terms of the awards, within the first 90 days of the start of the performance period.  At the end of the performance period, the Subcommittee certifies the level of attainment of the performance goals.  The Subcommittee has sole discretion to decrease, but not increase, the amount of an award, using whatever criteria it deems appropriate. Following the approval of the Amendment, the Subcommittee also has sole discretion to determine whether incentive awards will be settled in cash or equity securities or a combination thereof.  As of November 15, 2006, eight employees who are or may become Covered Employees were eligible to receive awards under the Plan for the fiscal year ending June 30, 2007.

The foregoing summary is qualified in its entirety by reference to the Plan, the copy of which filed as appendix A to the Corporation’s definitive proxy statement on Schedule 14A in connection with its 2006 annual meeting of stockholders is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

99.1                           Executive Incentive Compensation Plan. Incorporated by reference to the Corporation’s definitive proxy statement on Schedule 14A in connection with its 2006 annual meeting of stockholders, filed with the Securities and Exchange Commission on October 2, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: November 15, 2006	By:	/s/ Peter B. Tarr
Peter B. Tarr
Chairman of the Board and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1

Executive Incentive Compensation Plan. Incorporated by reference to the Corporation’s definitive proxy statement on Schedule 14A in connection with its 2006 annual meeting of stockholders, filed with the Securities and Exchange Commission on October 2, 2006.